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                                    AMENDMENT

                                       TO
                              DECLARATION OF TRUST
                                       OF
                     THE QUEST FOR VALUE ASSET BUILDER TRUST

         The undersigned, being a majority of the Trustees of The Quest for Value Asset Builder Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article I, Section 1.1 of the Declaration of Trust dated May 12, 1994, as amended (the "Declaration "), do hereby amend the Declaration to change the name of the Trust from "The Quest for Value Asset Builder Trust" to "Quest for Value Accumulation Trust" by deleting Section 1.1 of the Declaration in its entirety and substituting the following:

         1.1 Name. The name of the trust created hereby (the "Trust") shall be "Quest for Value Accumulation Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as trustees, and not individually, and shall not refer to the officers, agents, employees or shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.
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         IN WITNESS WHEREOF, the undersigned Trustees have caused this amendment to be executed this 16th day of September, 1994.


    s\ Thomas W. Courtney                              s\ Joseph M. LaMotta
-------------------------------                    -----------------------------
Thomas W. Courtney, as Trustee                     Joseph M. LaMotta, as Trustee
and not individually                               and not individually
833 Windemere Way                                  R.R. 2, Box 51
Naples, FL 33989                                   Pound Ridge, NY 10576


    s\ Lacy B. Herrmann                                s\ George Loft
-------------------------------                    -----------------------------
Lacy B. Herrmann, as Trustee                       George Loft, as Trustee
and not individually                               and not individually
6 Whaling Road                                     51 Herrick Road
Darien, CT 06820                                   Sharon, CT 06089


    s\ Paul Y. Clinton
-------------------------------
Paul Y. Clinton, as Trustee
and not individually
946 Morris Avenue
Bryn Mawr, PA 19010